DEAN HELLER                   STATE OF NEVADA                   CHARLES E. MOURE
Secretary of State                                      Securities Administrator

RENEE L. PARKER               OFFICE OF THE                    SCOTT W. ANDERSON
Chief Deputy                SECRETARY OF STATE                  Deputy Secretaty
Secretaty of State                                     for Commercial Recordings

PAMELA RUCKEL                                                         ELLICK HSU
Deputy Secretary                                                Deputy Secretary
for Southern Nevada                                               for Elections
                             Filing Acknowledgement

                                                               November 30, 2005



Job Number                        Corporation Number
C20051130-0285                    C5481-2004

Filing Description                Document Filing Number
                                                             Date/Time of Filing
Amendment                         20050581248-45             November 30, 2005
                                                             08:00:40 AM

Corporation Name                  Resident Agent
INDEX OIL AND GAS INC.            RESIDENT AGENTS OF NEVADA INC



The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.




                                           Respectfully


                                           By: /s/ DEAN HELLER
                                           -------------------
                                           DEAN HELLER
                                           Secretary of State









                          Commercial Recording Division
                              202 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775) 684-5708
                               Fax (775) 684-7138

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DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
Telephone (775) 684-5708
Website: secretaryofstate.biz

                            Certificate of Amendment
                      (PURSUANT TO NRS 78.385 and 78.390)

                                                           Entity #
                                                           C5481-2004
                                                           Document Number:
                                                           20050581284-45
                                                           Date Filed:
                                                           11/30/2005 8:00:40 AM
                                                           In the office of
                                                           /s/ DEAN HELLER
                                                           Dean Heller
                                                           Secretary of State

Important: Read attached Instructions before completing form.

              Certificate of Amendmentto Articles of Incorporation
              ----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.390- After Issuance of Stock)


1. Name of Corporation: Thai One On Inc.
--------------------------------------------------------------------------------

2. The articles have been amended as follows
(provide article numbers, if available):

Article 1: The name of the corporation is Index Oil and Gas Inc
--------------------------------------------------------------------------------

Article 2: Authorized Common Shares of Company are 75,000,000 ( 75 Million) at par value of $0.001.
--------------------------------------------------------------------------------

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required to the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:_____________________________________________________________________________

4. Effective date of filing (optional):
--------------------------------------------------------------------------------
         (must not be later than 90 days after the certificate is filed)
5. Officer Signature (required).

/s/_____________________________________________________________________________

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.




This form must be accompanied by appropriate fees.